                                  SUBSIDIARIES OF

                           FLOW INTERNATIONAL CORPORATION

                                                          State or other Jurisdiction of
                         Subsidiary                       Incorporation or Organization
                         ----------                       ------------------------------
   Flow International Sales Corporation                                Guam

   Flow Europe, GmbH                                                 Germany

   Flow Asia Corporation                                              Taiwan

   Flow Asia International Corporation                              Mauritius

   Flow Japan Corporation                                             Japan

   Foracon Maschinen und Anlagenbau GmbH & CO.KG                     Germany

   CEM-FLOW                                                           France

   CIS Acquisition Corporation                                       Michigan

   Robotic Simulations Limited                                    United Kingdom

   Hydrodynamic Cutting Services                                    Louisiana

   Flow Automation Systems Corporation                               Ontario